Exhibit 3.2.34

ARTICLES OF INCORPORATION

OF

SAN DIEGO HEALTH ALLIANCE

I.

The name of this corporation is:

SAN DIEGO HEALTH ALLIANCE

II.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California (“GCL”) other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

III.

The name and address in this state of the State of California of this corporation’s initial agent for service of process, is:

Galen E. Rogers

1690 East Main, Suite 212

El Cajon, California 92021

IV.

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is One Hundred Thousand (100,000).

Dated this 6th day of July, 1977.

/s/ L. Frederick Williams
L. Frederick Williams, Incorporator

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ L. Frederick Williams
L. Frederick Williams, Incorporator